UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
 2901 West Bluegrass Blvd., Suite 100
Lehi, Utah 84043
(Address of principal executive offices and zip code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	NATR	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2021, the Company’s Board of Directors appointed Mr. Curtis Kopf and Ms. Tess Roering to its Board of Directors. The appointments are effective as of January 1, 2022. Both Mr. Kopf and Ms. Roering have been appointed to serve as directors until the next shareholders’ meeting at which directors are elected.

Mr. Kopf, 56, currently serves as Chief Experience Officer at REI, a position he has held since February 2021. Mr. Kopf joined REI in 2018 as its Chief Digital Officer. Prior to joining REI, Mr. Kopf served as Senior Vice President, Customer and Digital Experience at Premera Blue Cross from June 2015 to September 2018. Mr. Kopf earned a Bachelor’s degree in English from Brown University and a Master’s degree in Writing from Johns Hopkins University.

Ms. Roering, 53, held various roles at CorePower Yoga from 2014 to 2020, including Chief Marketing Officer and most recently as Chief Commercial Officer. Prior to this, Ms. Roering held director and vice president level positions at several companies including Athleta, Gap, and Old Navy. Ms. Roering earned a Bachelor’s degree in psychology from Stanford University and an MBA from the Fuqua School of Business at Duke University.

The Board of Directors determined that Mr. Kopf and Ms. Roering are independent directors under the current standards for independence established by NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: December 29, 2021	By:	/s/ Nathan G. Brower
Nathan G. Brower, Executive Vice President, General Counsel and Secretary